Exhibit 99.1

Designer Brands Inc. Reports First Quarter 2020 Financial Results
•In response to COVID-19, the Company took proactive actions to strengthen liquidity and financial flexibility
•First quarter Reported loss of $3.00 per diluted share, including net charges of $1.17 per diluted share from adjusted items
•First quarter Adjusted loss of $1.83 per diluted share
•Comparable sales decreased 42.3% during the first quarter
•Inventory units on hand were flat at quarter end compared to the same period last year

COLUMBUS, Ohio, June 18, 2020 - Designer Brands Inc. (NYSE: DBI) (the "Company"), one of North America's largest designers, producers and retailers of footwear and accessories, announced financial results for the three months ended May 2, 2020, compared to the three months ended May 4, 2019.

Roger Rawlins, Chief Executive Officer, stated, "As we said last quarter, the effect of COVID-19 on our industry has been unprecedented and has created many significant near-term challenges. The pandemic necessitated store closures and heavily impacted consumers, resulting in total comparable sales being down 42% during the first quarter."

Mr. Rawlins continued, "I am proud of how our team has responded to the challenges and what we were able to accomplish in the first quarter. Over the past several years, we have made significant investments in our digital infrastructure, and, as a result, we were able to generate strong digital demand during the first quarter, which resulted in digital demand representing 50% of total demand for the quarter, growing 25% over last year. We also leveraged our best-in-class inventory controls to end the quarter with inventory units on hand flat versus last year. We have adjusted our near-term areas of focus to prioritize growing with the top fifty brands in footwear and further emphasizing our everyday value. We are also laser-focused on maintaining and preserving sufficient liquidity."

First Quarter Operating Results
•Net sales decreased 44.7% to $482.8 million.

•Comparable sales decreased 42.3% for first quarter of fiscal 2020 compared to a 3.0% increase in the first quarter of fiscal 2019.
•Reported consolidated gross profit decreased $285.8 million to a loss of $26.5 million in the first quarter as compared to a profit of $259.3 million in the same period last year. This was primarily driven by increased inventory markdown activity and the resulting increase in inventory reserves of $84.0 million over the same period last year, higher shipping costs associated with an increase in digital penetration, and the deleveraging of distribution and fulfillment and store occupancy expenses on lower sales volume.
•Recorded impairment charges of $112.5 million as a result of the material reduction in net sales and cash flows due to the temporary closure of all stores.
•Reported net loss was $215.9 million, or $3.00 loss per diluted share, including pre-tax charges totaling $112.3 million, or $1.17 per diluted share, primarily related to impairment charges, integration and restructuring expenses and COVID-19 incremental costs, partially offset by governmental credits the Company is able to claim.
•Adjusted net loss was $131.8 million, or $1.83 loss per diluted share.

Liquidity Highlights
•Cash and investments totaled $250.9 million at the end of the first quarter compared to $121.9 million for the same period last year. Debt totaled $393.0 million at the end of the first quarter compared to $235.0 million debt outstanding for the same period last year, reflecting net borrowings from our senior revolving credit agreement (the "Credit Facility").
•During the quarter, the Company amended its $400 million Credit Facility and increased borrowings by $203.0 million as a precautionary measure to increase its cash position and preserve financial flexibility considering uncertainty in the U.S. and global markets resulting from COVID-19. The Company continues to actively pursue further options to increase financial flexibility. While there is no immediate need to raise capital at the present time, the Company intends to evaluate assessing the financing markets and may look to raise capital, when and if the Company deems it prudent, to further strengthen its balance sheet.
•The Company has reached alignment with nearly all major vendors and landlords on past-due amounts and has extended go-forward payment terms.

•The Company ended the quarter with inventories of $533.6 million, down 16.9% compared to the same period last year, primarily due to strong inventory controls and higher inventory reserves versus the prior year.

Operations Update
As of the date of this release, the Company has successfully reopened approximately 90% of its total store base. The Company expects to have nearly all North American stores open by the end of June. The Company has implemented a number of measures to protect the health and safety of its customers and associates as stores are re-opened.

2020 Guidance
As previously announced on March 17, 2020, the Company is not issuing guidance for fiscal 2020 given the rapidly evolving COVID-19 environment. The Company is not providing an update at this time.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 5188341 approximately ten minutes prior to the start of the call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/34920
For those unable to listen to the live webcast, an archived version will be available via the same website address until July 2, 2020. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 10144392

About Designer Brands
Designer Brands Inc. is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 1,000 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners and services footwear departments in the U.S. through its Affiliated Business Group ("ABG"). The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, Sole Society®, CC Corso Como®, and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, you can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks related to the outbreak of the coronavirus and other adverse public health developments; risks related to holdings of cash and investments and access to liquidity; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to foreign tax contingencies, and fluctuations in foreign currency exchange rates; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; our ability to successfully integrate acquired businesses or realize the anticipated benefits of the acquisitions after we complete our integration efforts; risks related to the loss or disruption of any of our distribution or fulfillment centers; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; our ability to comply with privacy laws and regulations, as well as other legal obligations; continuation of agreements with and our reliance on the financial condition of Stein Mart; our success in growing our store base and digital demand; our ability to protect our reputation and to maintain the brands we license; our ability to execute our strategies; fluctuation of our comparable sales and quarterly financial performance; uncertain general economic conditions; our competitiveness with respect to style, price, brand availability and customer service; the imposition of increased or new tariffs on our products; and uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as amended, and risk factors identified in the Company's other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances, except as may be required by law.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended		Change
(dollars in thousands)	May 2, 2020	May 4, 2019	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$377,073	$691,840	$(314,767)	(45.5)%	(42.4)%
Canada Retail	29,329	51,816	(22,487)	(43.4)%	(32.4)%
Brand Portfolio	82,113	104,546	(22,433)	(21.5)%	92.8%
Other	13,623	35,607	(21,984)	(61.7)%	(62.0)%
Total segment net sales	502,138	883,809	(381,671)	(43.2)%	(42.3)%
Elimination of intersegment net sales	(19,355)	(10,520)	(8,835)	84.0%
Net sales	$482,783	$873,289	$(390,506)	(44.7)%

Store Data
	May 2, 2020		May 4, 2019
(square footage in thousands)	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW Designer Shoe Warehouse	521	10,563	520	10,591
Canada Retail segment:
The Shoe Company / Shoe Warehouse	118	628	113	617
DSW Designer Shoe Warehouse	27	536	27	534
	145	1,164	140	1,151
Total operating stores	666	11,727	660	11,742
ABG stores serviced	281		284

Gross Profit (Loss)
	Three months ended
	May 2, 2020		May 4, 2019		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount
Segment gross profit (loss):
U.S. Retail	$(32,970)	(8.7)%	$209,891	30.3%	$(242,861)
Canada Retail	(2,311)	(7.9)%	15,747	30.4%	$(18,058)
Brand Portfolio	13,904	16.9%	25,673	24.6%	$(11,769)
Other	(5,428)	(39.8)%	9,311	26.1%	$(14,739)
	(26,805)		260,622
Elimination of intersegment gross profit	345		(1,289)
Gross profit (loss)	$(26,460)	(5.5)%	$259,333	29.7%	$(285,793)

Intersegment Eliminations
	Three months ended
(in thousands)	May 2, 2020	May 4, 2019
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(19,355)	$(10,520)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	12,134	7,607
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	7,566	1,624
Gross profit (loss)	$345	$(1,289)

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	May 2, 2020	February 1, 2020	May 4, 2019
Assets
Cash and cash equivalents	$250,874	$86,564	$70,671
Investments	—	24,974	51,259
Accounts receivable, net	81,953	89,151	78,287
Inventories	533,638	632,587	642,045
Prepaid expenses and other current assets	82,742	67,534	54,463
Total current assets	949,207	900,810	896,725
Property and equipment, net	359,841	395,009	405,156
Operating lease assets	799,482	918,801	993,622
Goodwill	93,655	113,644	90,881
Intangible assets	13,908	22,846	42,298
Deferred tax assets	139,269	31,863	27,909
Equity investment	57,538	57,760	60,193
Other assets	24,941	24,337	32,384
Total assets	$2,437,841	$2,465,070	$2,549,168
Liabilities and shareholders' equity
Accounts payable	$283,054	$299,072	$224,576
Accrued expenses	231,359	194,264	186,992
Current operating lease liabilities	218,313	186,695	184,456
Total current liabilities	732,726	680,031	596,024
Debt	393,000	190,000	235,000
Non-current operating lease liabilities	788,704	846,584	921,145
Other non-current liabilities	25,305	27,541	34,148
Total liabilities	1,939,735	1,744,156	1,786,317
Total shareholders' equity	498,106	720,914	762,851
Total liabilities and shareholders' equity	$2,437,841	$2,465,070	$2,549,168

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 2, 2020	May 4, 2019
Net sales	$482,783	$873,289
Cost of sales	(509,243)	(613,956)
Operating expenses	(187,221)	(217,580)
Income from equity investment	2,270	2,228
Impairment charges	(112,547)	—
Operating profit (loss)	(323,958)	43,981
Interest expense, net	(2,158)	(1,801)
Non-operating expenses, net	(87)	(342)
Income (loss) before income taxes	(326,203)	41,838
Income tax benefit (provision)	110,345	(10,644)
Net income (loss)	$(215,858)	$31,194
Diluted earnings (loss) per share	$(3.00)	$0.40
Weighted average diluted shares	71,914	78,263

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 2, 2020	May 4, 2019
Reported net income (loss)	$(215,858)	$31,194
Pre-tax adjustments:
Included in cost of sales:
COVID-19 incremental costs	419	—
Included in operating expenses:
COVID-19 incremental costs (credits), net	(3,162)	—
Integration and restructuring expenses	1,748	2,488
Amortization of intangible assets	359	318
Impairment charges	112,547	—
Included in non-operating expenses, net:
Foreign currency transaction losses	400	430
Total pre-tax adjustments	112,311	3,236
Tax effect of adjustments	(28,223)	(825)
Total adjustments, after tax	84,088	2,411
Adjusted net income (loss)	$(131,770)	$33,605
Reported diluted earnings (loss) per share	$(3.00)	$0.40
Adjusted diluted earnings (loss) per share	$(1.83)	$0.43

Non-GAAP Measures

In addition to diluted earnings (loss) per share and net income (loss) determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses adjusted diluted earnings per share and adjusted net income, which adjust for the effects of: (1) COVID-19 incremental costs and credits; (2) integration and restructuring expenses; (3) amortization expense of intangible assets; (4) impairment charges; (5) foreign currency transaction losses; and (6) the net tax expense impact of such items. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com